EXHIBIT 99.1

Executives

Gary Zhao - Chief Financial Officer

Presentation

Moderator

The next company presenting here is China Clean Energy. China Clean Energy makes and distributes biodiesel fuels and specialty chemicals, which are made from renewable resources.

We are glad to have the entire management team with us today. Mr. Ou Tai-ming, CEO of the company; Mr. Xue, the Chief Operating Officer; and presenting for the company is the CFO, Mr. Gary Zhao.

Gary Zhao

Thank you and good morning. Thank you for inviting us, China Clean Energy, to attend the Roth Conference and share our stories with everyone, and we are very excited. We were having dinner last night, last weekend in New York with a very successful investor, by the name of Albert Klein, 81 years old, and still go-go, very successful. We just wanted to know what are his investment theories and the strategies. And, he told us that right now he’s looking only at two sectors; renewable energy and China-related businesses. And I think that’s why we're here today.

Two weeks ago we came to the U.S., attended the National Biodiesel Conference and Expo at St. Antonio, Texas. And, there were many things that we learned at the National Biodiesel Conference, and we'd like to share that with everyone and use start up our presentation.

First of all, in the U.S., most of the biodiesel producers are using vegetable oil, cooking oil, like soy oil and corn oil. As a result, recently, the poor Mexican farmers cannot get their hands on tortilla chips because the corn price went up, you know. And, in China, China Clean Energy, we use recycled yellow grease and also the cotton seed leavings. Cotton seed leavings is the left over material from edible oil process. Traditionally, people use that for animal feed or fuel for boilers and that sort of thing.

Now, we use that to do further process to extract the fatty acids, and then use that to produce specialty chemicals and biodiesel. So, compared to our counterparts in the U.S., we have a much lower cost structure to start with. That’s one.

We also learned that like the Malaysian Palm Oil Board they are selling the pure palm oil to the U.S. biodiesel producers at $550 FOB selling price. In China we are selling our finished products, 100% biodiesel at $650 US. If you count the extra shipping cost from Malaysia to the U.S., their cost structure is much higher. That’s one thing.

Second thing is, in the U.S. everybody is relying on the government subsidies, $1 a gallon for the blenders credit. Now, in China, the government doesn’t have any incentive program. Even for that, we are still making, we are competing at cost and price with the regular diesel products and we still make 30% margin on biodiesel business. So, that can tell you that, you know, because of the feedstock we are using and also the cost control we have, the positives we have, and we are making good profits.

Now the third thing we learned at the National Biodiesel Conference was that, in the U.S. and Europe the biodiesel business has been regulated and also the standards and specifications are all set. Now, in China because it's an emerging business, so it's very new, you know. So the government doesn’t have any specifications or the standards yet. So we are selling our biodiesel fuel to the local filling station owners or gas stations owners. And then our customers blend the diesel any way they want it and sell it to the end customers, truck drivers, tractors and all these. We haven’t seen any problems so far. So the customers are happy with it. So that’s another thing, the take away we have.

The company's stock price at February 7th was $2.50 and yesterday it was at $2.95. And market cap is now at around $60 million, and the shares outstanding 21.3 million and the freely-tradable shares at 2.4 million. And the first three quarters revenue last year was at $10 million and the net earnings was at $1.3 million.

Now, the company is headquartered in Fujian Province, which is across the strait from Taiwan. Southeast China and the weather, is like South Carolina in terms of U.S. geography. Our production capacity for biodiesel was at 4,800 tons per year last year, but over the last few months we have done an expansion phase. So now the biodiesel production capacity has reached 10,000 tons. And our specialty chemicals right now is at 18,000 tons capacity, and we have about 132 employees.

Here is a brief history of the company. The company was founded in 1995 by Mr. Ou and his wife, and few other investors. The company started with using the yellow grease or recycled oil, cooking oil, and cotton seed leavings to produce specialty chemicals like Dimer Acid, Monomer Acid, Hot-Melt Adhesives. Most of the customers use that for production of printing ink. And, the company was self-funded and also over the years has always been profitable and without any debt. In December 2005, we started to produce biodiesel using the same feedstock.

Now, we all remember after the Iraqi war the crude oil price went up to $80 per barrel. And also, China is one of the fastest-growing economies in the world, and we are the second largest oil importer only next to the U.S. So, in China there was a severe shortage for diesel and also fuel. So that was the main motivator for us to develop our own technology and process to produce biodiesel. And, in October 2006, we have completed a reverse takeover and became a public company in the U.S. and our stock started to be traded in November 2006.

As we mentioned earlier, even though we do not have any government incentives or subsidies, but over the years we have received numerous government recognitions and rewards. So that's how you can see all these rewards for our innovation and also product quality.

Why China Clean Energy is a good story? First of all, we are in the right business, in the right market. As you know, China consumes 100 million tons of diesel fuel at the moment and the growth of the demand for the next 25 years, is going to be at 23% per year. So you can see that the demand is tremendous. And also we have a relatively low cost structure that makes us profitable without any government subsidies. And also, we have an experienced management team and also have our own technology and processes. So we think that we are in the right business.

Why biodiesel? As we know, diesel is the main fuel for trucks, ships, tractors, the heavy-duty moving vehicles. Now, the traditional diesel has high sulfur content and also they are the major contributor for air pollution in terms of carbon monoxide, sulfur dioxide and NOx. Now, biodiesel has superior characteristics in terms of significantly lower sulfur content and also has much lower carbon monoxide emission when you use that. It also has a good lubricity in terms of as a supplement to regular diesel. That's why in the U.S. and also in Europe, the governments encourage to use biodiesel and so the blended biodiesel.

We can see that, in the last 25 to 30 years, the Chinese economy has been growing double-digits and still it will be growing in the next say like 10 years, as a forecast 10 years or longer by the experts in the economies in the world. And, China has become the fourth largest country for motor vehicles and auto is the fastest growing market. Because of the demand for transportation and also because people have more and more income and they would like to have cars and vehicle passenger cars. It's also the fastest growing market in the world. So these are the main driving factors for the diesel needs and also biodiesel.

When we look at the current energy mix in China, 68% energy needs are from coal, for heating, power generating, cooking, et cetera. Also, coal is the major contributor for pollution, air pollution in China. We have 23% of energy from oil and 3% from gas.

Now, anyone who has been in China recently, we all know that China especially in some industrial cities the air pollution is terrible, it's a huge problem. As a signator of The Kyoto Protocol, China is also under the pressure from the international community and also from its own people, especially as the 2008 Olympics is coming up. So, Chinese government is under severe pressure to clean up the energy and also to be more environmentally friendly.

So the government recently has set up a goal that by the year 2020, 20% of the Chinese energy source is to be from renewable source. So that’s the goal. The right hand chart that’s the demand growth for the diesel, not just biodiesel that's for diesel. So the penetration of biodiesel at the moment, I think our customers when they buy the biodiesel products at a gas tank, they don’t even know it’s a biodiesel, we just sell it as a regular diesel. So, the government is in the process as we’re discussing now and hopefully that they will come up with some standards and also with some incentives to really encourage the renewable energy and also helping the environment.

The current penetration of biodiesel is very small. There is no exact figure, but we are thinking to be much less than 0.5%, like not even 1%. We already explained the differences between the feedstock. That’s the raw materials used for biodiesel production in the West, in the developed countries and also in China. So we have inherited the low-cost structure.

Here is the list of our specialty chemical products. Our specialty chemical products, we sell them both to domestic customers and international customers. Most of the customers use these products as a printing ink production material. And in 2006, our revenue was 27% from biodiesel and 73% from specialty chemicals.

You might ask the question, why China Clean Energy chose to enter the biodiesel business rather than stay with the specialty chemicals as the company was doing before. Specialty chemical is a niche market in the world and it's pretty much mature. The growth rate is about 6% to 8% per year, so it’s a zero-sum game

We grow our business take someone else's market share that will be someone else’s loss. But when you look at the biodiesel business, it has plenty of room for everyone. So in this case in terms of the market attractiveness and also the room for growth, we believe that biodiesel has more to grow and that’s why we chose to enter the biodiesel business and also that’s where we will be focused for our future growth.

We have a list of the top 10 domestic and international customers. Biodiesel fuels: we only sell locally, and as a matter of fact, we only sell within about 30 kilometers radius of our refinery. In terms of the marketing and sales expenditure, it’s almost none, very limited. Because its only phone calls away and then the customers - the gas station owners - they will come up to pick up the fuel with their own tankers and then go back to their filling station and then blend it with the regular diesel any way they want to.

In terms of our specialty chemicals, we have customers from India, the U.S., Singapore, Hong Kong, et cetera. And our customers are very loyal and so they are repeat customers. Because once you use someone’s raw material to produce ink, most of the time they will stick with it, unless something happens.

China Clean Energy is one of the few, or if not the only, biodiesel company in the world that produces both specialty chemicals and biodiesel. It's not by purpose; it was because of the company history. And it offers us a very nice hedging position, for instance, but that’s not going to happen. Say, like the crude oil price went down to $10 per barrel. I guess probably none of us will see that happen in the future. But if that’s the case, we cannot make any money in the biodiesel business. We can always switch our production refinery to produce specialty chemicals with some modifications on the facility.

We do have our technology on the processes and also the facility. We have received government patent approval for the specialty chemicals process production and also the preliminary approval for the biodiesel technology.

In addition to our own R&D team, China Clean Energy also has joint ventures and R&D co operations with various universities, professors and industry experts. Our growth strategy, as we stated earlier, that we are going to be well focused on biodiesel business in the future, and also to leverage our current specialty chemicals business.

Now, in the next three years, we do have an expansion plan. The company has already acquired a piece of land at a nearby Jiangyin Industrial Park, which has a deep-sea harbor and also the railway and the highway, just are under construction. We are going to build a refinery for 100,000 tons in the next two years starting hopefully, early this year. And the cycle times, normally it takes about eight to 12 months to finish the construction of a refinery. So, by the end of 2008, hopefully, after the finish of our second refinery and we will gain a 100,000 tons of biodiesel capacity.

Now, at the same time in 2008 and 2009, we are going to build the third and the fourth refinery in Hebei and Xinjiang provinces. The reason we chose that is, Xinjiang and Hebei provinces are the big producers of cotton. And China is the largest cotton producer in the world, and the U.S. is the second, and also China imports a lot of cotton from the U.S.

Now our strategy is to go closer to the source of the feedstock because the transportation cost is quite significant. It costs us $60 to $75 per ton to ship the feedstock from Xinjiang or Hebei provinces to our refineries. So, if we go close to the source of the feedstock and build the refinery there, you can sell your products locally. This strategy will be also true say like in the U.S. It doesn't make sense if you build a huge refinery with a 100 million tons capacity or like 1 billion ton capacity. And then it'll cost you too much to bring the feedstock to the refinery, and then you will lose the efficiency and also the advantage of the economies of scale.

Now, the second refinery we are planning to use imported palm oil leavings, which again is the same story. We are not going to import the palm oil. It's more costly. We are going to use whatever the leftover material from the palm oil processors, and to extract the fatty acids and then use that as our feedstock to produce biodiesel. So for the second, third and the fourth refineries, we'll need $15 million, $6 million and $5 million for the investment.

And here's a list of our executive management team. Mr. Ou, who is the founder of the company, now is the Chairman and CEO of the company. And Mr. Ou and his wife Ms. Yang they own about 40% of the company's stock. Mr. Xue, who's our Chief Operating Officer, joined the company in 2000 and before that spent about 10 years working in Japan. And now, Mr. Xue is also one of the major shareholders of the company. He owns about 4.5% of the stock. And myself, Gary Zhao, before I joined this company I was a financial controller at Motorola, China; and also VP finance at Sohu.com, and also I spent about 12-13 years in the U.S. Got an MBA degree from Wharton School, and also a Master’s degree from University of Minnesota.

When we look at the company financials, over the last three years, we have been able to double our revenue and net income every year. In terms of our balance sheet, we have a very healthy balance sheet. At the end of September last year we had $2.6 million in cash and cash equivalents and the total liability was at $1.8 million, so the company can pay off our debt anytime.

Why China Clean Energy is interesting. It is a success story that a company has been in business for 12 years, self reliant, and it's a scalable model that we can repeat it as fast as we can to get our hands on the cash to build the second, third and the future refineries. And we're in the right market. China as the fastest growing economy in the world, it needs energy.

If you look over the history, countries go to war because of the energy and their resources. Same as we can feel the market needs and the tremendous opportunities in China. And we are in the renewable energy sector. So it's good for the people, good for the country and actually it’s good for the company and we make profits. So, here is the picture of our actual refinery. And that's supposed to be specialty chemicals, and that suppose to be biodiesel and we will stock some of them for specialty chemicals and some for printing ink.

So thank you very much for your attention, and also we are ready to answer any question. Thank you.

Question-and-Answer Session

Moderator

We are showing time may be for just one question. Okay, well let's go straight to the break-out session which is right next door.

Gary Zhao

Thank you.

Moderator

Thank you very much Gary.